UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

STERLING CONSTRUCTION COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0800

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2021, the stockholders of Sterling Construction Company, Inc. (the “Company”) approved the amended and restated 2018 Stock Incentive Plan (the “Plan”) at the Company’s 2021 annual meeting of stockholders (the “Annual Meeting”). The purpose of the Plan is to motivate high levels of performance and align the interests of the Company’s employees and directors with those of its stockholders by giving them the perspective of an owner with an equity stake in the Company and providing a means for recognizing their contributions to the success of the Company.

The compensation committee of the Company's board of directors will generally administer the Plan and has authority to make awards under the Plan and to set the terms of the awards. The compensation committee also has the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

The types of awards that may be granted under the Plan include non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards, and for officers and employees only, incentive stock options under Section 422 of the Internal Revenue Code. The Plan authorizes the issuance of up to 3,400,000 shares of common stock. Awards for no more than 500,000 shares may be granted to a participant in a single year, however, with respect to non-employee directors, the aggregate grant date fair value of awards under the Plan granted to a director in a calendar year may not exceed $300,000.

The Plan may be amended or discontinued at any time by the Company's board of directors, subject to the requirement that certain amendments may not be made without stockholder approval. No amendment or discontinuance of the Plan may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 5, 2031.

For further information regarding the Plan, see the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 24, 2021. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (1) elected each of Roger A. Cregg, Joseph A. Cutillo, Raymond F. Messer, Dana C. O’Brien, Charles R. Patton, Thomas M. White and Dwayne A. Wilson to serve as directors of the Company, each until the next annual meeting and the election of his or her successor; (2) approved, on an advisory basis, the compensation of the Company’s named executive officers; (3) ratified the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2021, and (4) approved the amended and restated 2018 Stock Incentive Plan.

Of the 28,599,419 shares of the Company’s common stock outstanding as of the record date, 25,359,202 shares were represented in person or by proxy at the Annual Meeting. The independent inspector of election reported the final vote of stockholders as follows:

Proposal No. 1: Election of each of the seven director nominees.

Name	For	Against	Abstain	Broker Non-Votes

Roger A. Cregg	19,550,454	549,349	14,883	5,244,516

Joseph A. Cutillo	20,007,417	50,743	56,526	5,244,516

Raymond F. Messer	19,255,759	844,736	14,191	5,244,516

Dana C. O'Brien	19,625,188	473,041	16,457	5,244,516

Charles R. Patton	19,624,032	476,747	13,907	5,244,516

Thomas M. White	18,053,618	2,045,090	15,978	5,244,516

Dwayne A. Wilson	19,944,423	152,655	17,608	5,244,516

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

19,261,884	445,151	407,651	5,244,516

Proposal No. 3: Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for 2021.

For	Against	Abstain

24,799,182	501,678	58,342

Proposal No. 4: Adoption of the amended and restated 2018 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes

18,924,411	1,166,655	23,620	5,244,516

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Sterling Construction Company, Inc. Amended and Restated 2018 Stock Incentive Plan (incorporated by reference to Exhibit 99.1 to Sterling Construction Company, Inc.’s Registration Statement on Form S-8, filed on May 5, 2021 (SEC File No. 1-31993)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CONSTRUCTION COMPANY, INC.

Date:	May 5, 2021	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer